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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-43385) pertaining to the Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan of our report dated May 30, 2001, with respect to the financial statements and schedule of the Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


                                                           /s/ Ernst & Young LLP

Houston, Texas
June 26, 2001